UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2017

 OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2017, Ocwen Financial Corporation and certain subsidiaries of Ocwen Financial Corporation (collectively, Ocwen) entered into a series of agreements (collectively, the Agreements) with New Residential Investment Corp. and certain subsidiaries of New Residential Investment Corp. (collectively, New Residential) that modify and supplement the arrangements among the parties set forth in (i) the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012, as amended by Amendment No. 1 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of December 26, 2012, and Amendment No. 2 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of April 6, 2015 (as so amended, the Existing MSR Purchase Agreement) and (ii) certain sale supplements to the Existing MSR Purchase Agreement, as amended by Amendment No. 1 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of December 26, 2012, Amendment to Sale Supplements dated as of July 1, 2013, Amendment to Sale Supplement, dated as of September 30, 2013, Amendment to Sale Supplements, dated as of February 4, 2014, Amendment No. 2 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of April 6, 2015, and February Amendment, dated as of February 17, 2017 (as so amended, the Existing Sale Supplements and, together with the Existing MSR Purchase Agreement, the Existing Agreements). In addition, Ocwen sold New Residential 6,075,510 shares of Ocwen common stock, par value $0.01 per share, at a price per share of $2.29 for gross proceeds of approximately $13.9 million. These transactions are described in further detail below.

Transfer of Remaining Interests in MSRs

On July 23, 2017, Ocwen and New Residential entered into a master agreement (the Master Agreement) and a transfer agreement (the Transfer Agreement) pursuant to which Ocwen and New Residential agreed to undertake certain actions to facilitate the transfer from Ocwen to New Residential of Ocwen’s remaining interests in the mortgage servicing rights relating to loans with an aggregate unpaid principal balance of approximately $110 billion that are subject to the Existing Agreements (the Subject MSRs) and with respect to which New Residential holds the Rights to MSRs (as defined in the Existing Agreements).

The Master Agreement provides, among other things:

•	the parties will cooperate to obtain any third-party consents required to transfer Ocwen’s rights to the Subject MSRs to New Residential;

•	upon obtaining the required third-party consents and the transfer of the applicable Subject MSRs to New Residential, New Residential will pay a lump sum restructuring fee to Ocwen upon each transfer of such Subject MSRs in exchange for Ocwen forgoing payments under the existing agreements. These lump sum restructuring fees may total up to approximately $400 million in the aggregate if all of the Subject MSRs are transferred to New Residential. Upon transfer, Ocwen will subservice the mortgage loans related to such Subject MSRs pursuant to the Subservicing Agreement (as defined below);

•	in the event that the required third-party consents are not obtained within one year (by July 23, 2018) or such earlier date mutually agreed to by the parties, the applicable Subject MSRs may (i) become subject to a new mortgage servicing rights agreement to be negotiated between Ocwen and New Residential, (ii) be acquired by Ocwen at a price determined in accordance with the terms of the Master Agreement, (iii) be sold to one or more third-parties in accordance with the terms of the Master Agreement, or (iv) remain subject to the Existing Agreements; and

•	New Residential agrees to up to an eighteen month standstill with respect to certain rights it has under the Existing Agreements (until January 23, 2019, subject to certain conditions) on the rights of New Residential to replace Ocwen as named servicer with respect to the Subject MSRs.

Subservicing

On July 23, 2017, Ocwen and New Residential entered into a subservicing agreement (the Subservicing Agreement) pursuant to which Ocwen will subservice the mortgage loans related to the Subject MSRs that are transferred to New Residential pursuant to the Master Agreement. In consideration for subservicing such mortgage loans, Ocwen will receive a subservicing fee as set forth in the Subservicing Agreement. The initial term of the Subservicing Agreement is five years. At any time during the initial term, New Residential may terminate the agreement for convenience, subject to Ocwen’s right to receive a termination fee and proper notice. Following the initial term, New Residential may extend the term of the Subservicing Agreement for additional three month periods by delivering written notice to Ocwen of its desire to extend such contract thirty days prior to the end of such three month period. Furthermore, the Subservicing Agreement may be cancelled by Ocwen on an annual basis. In addition, New Residential and Ocwen shall have the ability to terminate the agreement for cause if certain conditions specified in the Subservicing Agreement occur.

Share Purchase

On July 23, 2017, Ocwen and New Residential entered into a share purchase agreement (the Share Purchase Agreement) pursuant to which Ocwen sold New Residential 6,075,510 shares of newly-issued Ocwen common stock (representing approximately 4.9% of Ocwen’s outstanding common stock) at a price per share of $2.29, which price was based on the closing price of Ocwen common stock at the time Ocwen and NRZ reached an agreement in principle for the transactions described herein. The shares have not been registered under the Securities Act of 1933 (Securities Act) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01, above, concerning the sale of Ocwen common stock to New Residential is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: July 24, 2017	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)